                                 Exhibit 8. (a)

                                     FORM OF
                      AMENDMENT TO PARTICIPATION AGREEMENT
                                      AMONG
                    T. ROWE PRICE INTERNATIONAL SERIES, INC.,
                    T. ROWE PRICE INVESTMENT SERVICES, INC.,
                                       AND
                       CUNA MUTUAL LIFE INSURANCE COMPANY

WHEREAS, CUNA Mutual Life Insurance Company, T. Rowe Price International Series, Inc., and T. Rowe Price Investment Services, Inc. entered into a Participation Agreement on April 22, 1994 ("Participation Agreement"); and

WHEREAS, the parties desire to amend the Participation Agreement by mutual written agreement;

NOW THEREFORE, the parties do hereby agree:

1. "T. Rowe Price Fixed Income Series, Inc." and "T. Rowe Price Equity Series, Inc." (collectively, the "Series") shall be added as a party to the Participation Agreement and any references to the term "Fund" therein shall include each Series.

2. Schedule A and any amendments thereto are hereby replaced with the attached Schedule A dated October 1, 2002.

All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative.

COMPANY:                       CUNA MUTUAL LIFE INSURANCE COMPANY

                                    By its authorized officer

                                    By:

                                    Name:

                                    Title:

                                    Date:

FUND:                          T. ROWE PRICE INTERNATIONAL SERIES, INC.

                                    By its authorized officer

                                    By: Name: Title:

                                    Date:

FUND:                          T. ROWE PRICE FIXED INCOME SERIES, INC.

                                    By its authorized officer

                                    By:

                                    Name: Title:

                                    Date:

FUND:                          T. ROWE PRICE EQUITY SERIES, INC.

                                    By its authorized officer

                                    By: Name:

                                    Title:

                                    Date:

UNDERWRITER:                   T. ROWE PRICE INVESTMENT SERVICES, INC.

                                    By its authorized officer

                                    By: Name:

                                    Title:

                                    Date:

                                   SCHEDULE A

   Name of Separate Account and
   Date Established by Board of              Cotracts Funded by                  Designated
            Directors                         Separate Account                   Portfolios
-----------------------------------       -----------------------      ------------------------------
CUNA Mutual Life Variable Annuity         Variable Annuity             T. Rowe Price
Account (formerly known as Century        33-73738                     International Series,
Variable Annuity Account)                                              Inc.
Established December 14, 1993                                          -  T. Rowe Price
                                                                          International
                                                                          Stock Portfolio

CUNA Mutual Life Variable Account         Variable Universal Life      T. Rowe Price
(formerly known as Century Variable       33-19718                     International Series,
Account)                                                               Inc.
Established August 16, 1983               Variable Universal Life      -  T. Rowe Price
                                          II                              International
                                          333-81499                       Stock Portfolio

CUNA Mutual Life Group                    Group Variable               T. Rowe Price
Variable Annuity Account                  Annuity Offered              International Series,
(formerly known as Century                Exclusively to               Inc.
Group Variable Annuity Account)           Qualified Plans Not          -  T. Rowe Price
Established August 16, 1983               Registered in Reliance          International
                                          on Qualified Plan               Stock Portfolio
                                          Exemption to
                                          Registration                 T. Rowe Price Fixed
                                          Requirements                 Income Series, Inc.
                                                                       -  T. Rowe Price
                                                                          Limited-Term
                                                                          Bond
                                                                          Portfolio
                                                                       T. Rowe Price Fixed Income Series, Inc.
                                                                       -  T. Rowe Price Blue Chip
                                                                       Growth Portfolio
                                                                       -  T. Rowe Price Equity Income
                                                                       Portfolio